Applied Blockchain Secures 200-Megawatt Five-Year Hosting Contract with Marathon Digital Holdings
DALLAS, TX – July 18, 2022 – Applied Blockchain, Inc. (Nasdaq: APLD) ("Applied Blockchain" or the "Company") has entered into a five-year hosting contract with Marathon Digital Holdings, Inc. (Nasdaq: MARA) (“Marathon”) for 200-Megawatts (“MW”) of Bitcoin mining capacity. The Company will provide comprehensive hosting services for Marathon’s Bitcoin miners at Applied Blockchain’s owned and operated co-hosting datacenters.

“Partnering with Marathon, one of the largest Bitcoin miners in the industry, represents a significant step forward in Applied Blockchain’s growth trajectory. The multi-year agreement validates our capabilities as a best-in-class co-hosting datacenter operator. We are continuing to grow our contracted hosting capacity, which provides predictable revenue over a multi-year time frame,” said Applied Blockchain Chairman and CEO Wes Cummins. “Additionally, demand for our hosting services remains robust despite the volatility in the cryptocurrency markets, giving us continued confidence in the growth potential of our business for fiscal 2023 and beyond.”

“This new agreement with Applied Blockchain is instrumental in helping us achieve our target of 23.3 exahashes per second of compute power for Bitcoin mining in 2023," said Fred Thiel, Marathon’s chairman and CEO. "Wes and his team have proven themselves to be capable builders and operators of large-scale datacenters. Their expertise in hosting and mining operations complements our asset-light strategy, freeing up resources and allowing us to efficiently scale Marathon as one the leading Bitcoin mining companies in North America. We look forward to working alongside Applied Blockchain to install miners and achieve our growth targets.”

About Applied Blockchain
Applied Blockchain, Inc. (Nasdaq: APLD) is a builder and operator of next-generation data centers across North America, which provide substantial compute power to blockchain infrastructure and support Bitcoin mining. The Company has partnered with some of the most recognized names in the industry to develop, deploy, and scale its business. Find more information at www.appliedblockchaininc.com. Follow us on Twitter at @APLDBlockchain.

About Marathon Digital Holdings
Marathon is a digital asset technology company that focuses on supporting and securing the Bitcoin ecosystem. The Company is currently in the process of becoming one of the largest and most sustainably powered Bitcoin mining operations in North America, while remaining asset light.

Forward-Looking Statements
This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position, business strategy and objectives. These statements use words, and variations of words, such as "continue," "build," "future," "increase," "drive," "believe," "look," "ahead," "confident," "deliver," "outlook," "expect," and "predict." Other examples of forward-looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including our evolving business model, or estimates or predictions of actions by suppliers, (ii) statements of future economic performance, and (iii) statements of assumptions underlying other statements and statements about the Company or its business. You are cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. These risks, uncertainties, and other factors include: decline in demand for our products and services; the volatility of the crypto asset industry; the inability to comply with developments and changes in regulation; cash flow and access to capital; and maintenance of third party relationships. Information in this release is as of the dates and time periods indicated herein, and the Company does not undertake to update any of the information contained in these materials, except as required by law.

Applied Blockchain Investor Relations Contacts
Jeff Grampp, CFA or Matt Glover
Gateway Group, Inc.
(949) 574-3860
APLD@gatewayir.com

Applied Blockchain Media Contact
Catherine Adcock
Gateway Group, Inc.
(949) 574-3860
APLD@gatewayir.com

Marathon Digital Holdings Company Contact
(800) 804-1690
ir@marathondh.com